UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2022

ENTRADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40969	81-3983399
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

6 Tide Street
Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 520-9158

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 7, 2022, Entrada Therapeutics, Inc. (the “Company”) and Vertex Pharmaceuticals Incorporated (“Vertex”) entered into a Strategic Collaboration and License Agreement (the “License Agreement”) pursuant to which the Company granted Vertex an exclusive worldwide license to research, develop, manufacture, commercialize ENTR-701, the Company’s intracellular Endosomal Escape Vehicle (“EEV”)-based therapeutic candidate for the treatment of myotonic dystrophy type 1 (“DM1”) that targets expanded CUG repeats in DM1 protein kinase (DMPK) mRNA transcripts, as well as any additional EEV-based therapeutic candidates that may be identified by the Company for the potential treatment of DM1 in the course of the parties’ global research collaboration.

The License Agreement provides for a four-year global research collaboration under which Vertex will fund the Company’s continued pre-clinical development of ENTR-701, as well as additional DM1-related research activities with a goal of identifying other EEV-based therapeutic product candidates for the potential treatment of DM1. Other than the Company’s efforts under this research collaboration, Vertex will be responsible for global development, manufacturing and commercialization of the licensed products.

Pursuant to the License Agreement, the Company will receive an upfront payment of approximately $223.7 million, and Vertex will make an equity investment of approximately $26.3 million in the Company’s common stock, par value $0.0001 per share, pursuant to a stock purchase agreement between the Company and Vertex as described below. The Company will be eligible to receive up to $485 million upon the achievement of certain research, development, regulatory and commercial milestones. The Company will also receive tiered royalties, from the mid to high single digits based on potential future net sales of licensed products as set forth in the License Agreement.

The term of the License Agreement will commence following any necessary antitrust waiting periods and will expire in its entirety upon expiration of the royalty term as set forth in the License Agreement. Either party may terminate the License Agreement if within ten months, the parties are unable to obtain clearance of an antitrust filing, if necessary. Vertex may terminate the License Agreement for convenience by providing adequate written notice to the Company. The Company may terminate the License Agreement under certain specified circumstances, including in the event Vertex or any of its affiliates or sublicensees challenges directly or indirectly in a legal or administrative proceeding the patentability, enforceability, or validity of any licensed patent as set forth in the License Agreement. Either party may terminate the License Agreement for an uncured material breach by the other party or upon the bankruptcy or insolvency of the other party. Neither party may assign the agreement without the prior written consent of the other party, except that a party may assign its rights and obligations to an affiliate or third party that acquires all or substantially all of the business or assets to which the License Agreement relates and agrees in writing to be bound by the terms of the License Agreement.

Concurrently with the execution of the License Agreement, on December 7, 2022, the Company entered into a sublicense agreement (the “Sublicense Agreement”) with Vertex. Pursuant to the Sublicense Agreement, the Company granted to Vertex an exclusive sublicense under certain intellectual property licensed to the Company under that certain Exclusive License Agreement, dated December 14, 2018, by and between Company and the Ohio State Innovation Foundation, as amended. The material terms of the Sublicense Agreement mirror those of the License Agreement, and the payments described above are in consideration for the rights granted under both the License Agreement and Sublicense Agreement.

Closing of the collaboration is contingent on completion of review under antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in the United States (“HSR”), and other customary closing conditions.

Pending HSR clearance, and assuming the achievement of certain near-term milestones, the Company anticipates that the proceeds from the collaboration and private placement together with its existing cash, cash equivalents and marketable securities will be sufficient to extend its cash runway into the second half of 2025, supporting the Company’s expansion and continued development of EEV therapeutic candidates targeting Duchenne muscular dystrophy and advance EEV-therapeutic candidates in indications beyond neuromuscular disease.

The License Agreement and Sublicense Agreement include certain other customary terms and conditions, including mutual representations and warranties, indemnification, and confidentiality provisions.

The foregoing is only a brief description of certain terms of the License Agreement, the Sublicense Agreement and the transactions contemplated thereby, do not purport to be a complete description of the rights and obligations of the parties thereunder, and are qualified in their entirety by reference to the License Agreement and Sublicense Agreement that will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Stock Purchase Agreement

Concurrently with the execution of the License Agreement, on December 7, 2022, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Vertex, pursuant to which Vertex has agreed to purchase from the Company 1,618,613 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, in a private placement transaction for an aggregate purchase price of approximately $26.3 million or $16.26 per share. The purchase price per Share is equal to one hundred five percent (105%) of the daily volume-weighted average per share price of the Company’s common stock on the Nasdaq Global Market over the ten trading days ending on and including the last trading day prior to the execution of the Stock Purchase Agreement. The purchase of the Shares is contingent on completion of review under antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in the United States, and other customary closing conditions.

The Stock Purchase Agreement provides that Vertex will be subject to a customary standstill provision for a period ending on the fourth anniversary of the closing date of the stock purchase.

The Stock Purchase Agreement also provides that for a period ending on the second anniversary of the closing date of the stock purchase, Vertex will be prohibited from transferring, selling or otherwise disposing of the Shares. Notwithstanding the foregoing, from and after the eighteen month anniversary and ending on the second anniversary of the closing date of the stock purchase, Vertex may sell, transfer or otherwise dispose of up to fifty percent (50%) of the Shares.

The Stock Purchase Agreement includes certain other customary terms and conditions, including representations, warranties, and covenants of each of the Company and Vertex.

The Shares will be issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by Vertex.

The sale of the Shares pursuant to the Stock Purchase Agreement have not been registered under the Securities Act or any state securities laws. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Shares described herein.

The foregoing is only a brief description of certain terms of the Stock Purchase Agreement and the transactions contemplated thereby, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Stock Purchase Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 relating to the issuance of the Shares is incorporated herein by reference.

Item 7.01.	Regulation FD.

On December 8, 2022, the Company issued a press release announcing the collaboration and the agreements discussed herein. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Stock Purchase Agreement, dated December 7, 2022, by and between Entrada Therapeutics, Inc. and Vertex Pharmaceuticals Incorporated.

99.1	Press release of Entrada Therapeutics, Inc. dated December 8, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Therapeutics, Inc.

Date: December 8, 2022	By:	/s/ Dipal Doshi
Dipal Doshi
President and Chief Executive Officer